UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2024

DIGITAL ALLY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33899	20-0064269
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

14001 Marshall Drive, Lenexa, KS 66215

(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.001 par value	DGLY	The Nasdaq Capital Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On Tuesday, December 17, 2024, Digital Ally, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). There were 2,622,499 shares of common stock, par value $0.001 per share (the “Common Stock”), represented in person or by proxy at the Annual Meeting, constituting approximately 53.68% of the outstanding shares of Common Stock on November 14, 2024, the record date for the Annual Meeting (the “Record Date”), and establishing a quorum.

Set forth below are each of the four proposals that were voted on at the Annual Meeting and the stockholder votes on each such proposal, as certified by the inspector of elections for the Annual Meeting. These proposals are described in further detail in the Definitive Proxy Statement on Schedule 14A that the Company filed with the U.S. Securities and Exchange Commission on November 22, 2024 and the amendment to the Definitive Proxy Statement on Schedule 14A that the Company filed with the U.S. Securities and Exchange Commission on December 17, 2024.

Proposal One: Election of Four Directors of the Company.

Name	Votes For	Votes Withheld	Broker Non-Votes
Stanton E. Ross	781,147	521,841	1,319,511
Leroy C. Richie	700,960	602,028	1,319,511
D. Duke Daughtery	830,210	472,778	1,319,511
Charles M. Anderson	781,651	521,337	1,319,511

All nominees were duly elected.

The Board of Directors of the Company made appointments to its various committees after the Annual Meeting. The members of the Company’s Audit Committee are Messrs. Richie, Daughtery and Anderson. Mr. Daughtery is the chairman of the Audit Committee. The members of the Compensation Committee are Messrs. Richie, Daughtery and Anderson. Mr. Richie is the chairman of the Compensation Committee. The members of the Nominating and Governance Committee are Messrs. Richie, Daughtery and Anderson. Mr. Richie is the chairman of the Nominating and Governance Committee.

Proposal Two: Ratification of the appointment of RBSM LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

Votes For	Votes Against	Abstain
1,881,891	330,335	410,273

The appointment of RBSM LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024 was ratified.

Proposal Three: Approval of the transactions contemplated by the securities purchase agreement, entered into as of June 24, 2024, by and between the Company and investors, including, the issuance of 20% or more of our outstanding shares of Common Stock upon (i) exercise of Series A Common Stock Purchase Warrants, and (ii) exercise of Series B Common Stock Purchase Warrants, each dated June 25, 2024.

Votes For	Votes Against	Abstain	Broker Non-Votes
1,096,541	179,865	26,582	1,319,511

The proposal was approved.

Proposal Four: Approval of the authorization of the Board of Directors, in its sole and absolute discretion, and without further action of the stockholders, to file an amendment to our articles of incorporation, to effect a reverse stock split of our issued and outstanding Common Stock at a ratio to be determined by the Board of Directors, ranging from one-for-five (1:5) to one-for-twenty (1:20), with such reverse stock split to be effected at such time and date, if at all, as determined by the Board of Directors in its sole discretion, but no later than December 16, 2025, when the authority granted in this proposal to implement the reverse stock split would terminate.

Votes For	Votes Against	Abstain
1,914,194	700,565	7,740

The proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2024

Digital Ally, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer